Exhibit 8

Principal Subsidiary Undertakings as at 31 December 2010

Incorporated and operating in		% held	Products and services

Europe Materials

Britain & Northern Ireland	Northstone (NI) Limited (including Farrans, Ready Use Concrete, R.J. Maxwell & Son, Scott (Toomebridge) Limited)	100	Aggregates, readymixed concrete, mortar, coated macadam, rooftiles, building and civil engineering contracting
	Premier Cement Limited	100	Marketing and distribution of cement
	T.B.F. Thompson (Properties) Limited	100	Property development
China	Harbin Sanling Cement Company Limited*	100	Cement
Finland	Finnsementti Oy	100	Cement
	Rudus Oy	100	Aggregates and readymixed concrete
Ireland	Irish Cement Limited	100	Cement
	Premier Periclase Limited	100	High quality seawater magnesia
	Clogrennane Lime Limited	100	Burnt and hydrated lime
	Roadstone Wood Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, concrete blocks and pipes, asphalt, agricultural and chemical limestone and contract surfacing
Netherlands	Cementbouw B.V.	100	Cement transport and trading, readymixed concrete and aggregates
Poland	Bosta Beton Sp. z o.o.	90.30	Readymixed concrete
	Cementownia Rejowiec S.A.	100	Cement
	Drogomex Sp. z o.o.*	99.94	Asphalt and contract surfacing
	Faelbud S.A.*	100	Readymixed concrete, concrete products and concrete paving
	Grupa Ożarów S.A.	100	Cement
	Grupa Prefabet S.A.*	100	Concrete products
	Masfalt Sp. z o.o.*	100	Asphalt and contract surfacing
	O.K.S.M. Sp. z o.o.	99.92	Aggregates
	Polbruk S.A.	100	Readymixed concrete and concrete paving
	ZPW Trzuskawica S.A.	100	Production of lime and lime products
Spain	Beton Catalan S.A.	100	Readymixed concrete
	Cabi S.A.	99.99	Cementitious materials
	Cantera de Aridos Puig Broca S.A.	99.81	Aggregates
	Explotacion de Aridos Calizos S.A.	100	Aggregates
	Formigo i Bigues S.A.	99.81	Aggregates
	Formigons Girona S.A.	100	Readymixed concrete and precast concrete products
	Suberolita S.A.	100	Readymixed concrete and precast concrete products
	Tamuz S.A.	100	Aggregates
Switzerland	JURA-Holding	100	Cement, aggregates and readymixed concrete
Ukraine	OJSC Podilsky Cement	98.89	Cement

114 CRH

Principal Subsidiary Undertakings continued

Incorporated and operating in		% held	Products and services

Americas Products & Distribution

Argentina	CRH Sudamericana S.A.	100	Holding company
	Canteras Cerro Negro S.A.	99.98	Clay rooftiles, wall tiles and floor tiles
	Cormela S.A.	100	Clay blocks
	Superglass S.A.	100	Fabricated and tempered glass products
Canada	Building Products Group
	Oldcastle Building Products Canada, Inc. (trading as Décor Precast, Groupe Permacon, and Synertech Moulded Products)	100	Masonry, paving and retaining walls, utility boxes and trenches
	BuildingEnvelope™ Group
	Oldcastle BuildingEnvelope™ Canada, Inc.	100	Custom fabricated and tempered glass products
	Xemax International, Inc. (trading as Antamex International)	100	Architectural curtain wall
Chile	Vidrios Dell Orto, S.A.	99.90	Fabricated and tempered glass products
	Comercial Duomo Limitada	81	Wholesaler and retailer of specialised building products
United States	Oldcastle, Inc.	100	Holding company
	Americas Products & Distribution, Inc.	100	Holding company
	CRH America, Inc.	100	Holding company
	Building Products Group
	Oldcastle Building Products, Inc.	100	Holding company
	Big River Industries, Inc.	100	Lightweight aggregates
	Bonsal American, Inc.	100	Premixed cement and asphalt products
	Oldcastle Surfaces, Inc.	100	Custom fabrication and installation of countertops
	Glen-Gery Corporation	100	Clay bricks
	MMI Products, Inc. (trading as Merchants Metals)	100	Fabrication and distribution of fencing products
	Meadow Burke, LLC	100	Concrete accessories
	Oldcastle Architectural, Inc.	100	Holding company
	Oldcastle APG Northeast, Inc. (trading principally as Anchor Concrete Products and Trenwyth Industries)	100	Specialty masonry, hardscape and patio products
	Oldcastle APG South, Inc. (trading principally as Adams Products, Georgia Masonry Supply and Northfield Block Company)	100	Specialty masonry, hardscape and patio products
	Oldcastle APG West, Inc. (trading principally as Amcor Masonry Products, Central Pre-Mix Concrete Products, Texas Masonry Products, Miller Rhino Materials, Sierra Building Products and Superlite Block)	100	Specialty masonry and stone products, hardscape and patio products
	Oldcastle Lawn & Garden, Inc.	100	Patio products, bagged stone, mulch and stone
	Oldcastle Precast, Inc.	100	Precast concrete products, concrete pipe, prestressed plank and structural elements
	Distribution Group
	Oldcastle Distribution, Inc.	100	Holding company
	Allied Building Products Corp.	100	Distribution of roofing, siding and related products, wallboard, metal studs, acoustical tile and grid
	A.L.L. Roofing & Building Materials Corp.	100	Distribution of roofing and related products
	AMS Holdings, Inc.	100	Distribution of drywall, acoustical ceiling systems, metal studs and commercial
			door solutions
	Mahalo Acquisition Corp. (trading as G. W. Killebrew)	100	Holding company
	BuildingEnvelope™ Group
	Antamex (US), Inc.	100	Architectural curtain walls
	Oldcastle BuildingEnvelope™, Inc.	100	Custom fabricated architectural glass
	Oldcastle Glass Engineered Products, Inc.	100	Engineered aluminium glazing systems and integrated building envelope solutions

120 CRH

Incorporated and operating in		% held	Products and services

Americas Materials

United States	Oldcastle Materials, Inc.	100	Holding company
	APAC Holdings, Inc. and Subsidiaries	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Callanan Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	CPM Development Corporation	100	Aggregates, asphalt, readymixed concrete, prestressed concrete and related construction activities
	Dolomite Products Company, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Eugene Sand Construction, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Evans Construction Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Hills Materials Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Hilty Quarries, Inc.	100	Aggregates, asphalt and related construction activities
	Michigan Paving and Materials Company	100	Aggregates, asphalt and related construction activities
	Mountain Enterprises, Inc.	100	Aggregates, asphalt and related construction activities
	OMG Midwest, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Oldcastle Southern Group, Inc.	100	Aggregates, asphalt, readymixed concrete, aggregates distribution and related construction activities
	Oldcastle SW Group, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Pennsy Supply, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Pike Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	P.J. Keating Company	100	Aggregates, asphalt and related construction activities
	Staker & Parson Companies	100	Aggregates, asphalt, readymixed concrete and related construction activities
	The Shelly Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Tilcon Connecticut, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Tilcon New York, Inc.	100	Aggregates, asphalt and related construction activities
	West Virginia Paving, Inc.	100	Aggregates, asphalt and related construction activities

CRH 119

Principal Subsidiary Undertakings continued

Incorporated and operating in		% held	Products and services

Europe Products & Distribution continued

Poland	Concrete
	Ergon Poland Sp. z o.o.	100	Structural products
	Faelbud Prefabrykaty Sp. z o.o.*	100	Readymixed concrete, concrete products and concrete paving
	Clay Products
	CERG Sp. z o.o.	100	Clay brick manufacturer
	Cerpol Kozlowice Sp. z o.o.	99.60	Clay brick manufacturer
	CRH Klinkier Sp. z o.o.	100	Clay brick manufacturer
	Gozdnickie Zaklady Ceramiki Budowlanej Sp. z o.o.*	100	Clay brick manufacturer
	Krotoszyñskie Przedsiebiorstwo Ceramiki Budowlanej CERABUD S.A.	96.37	Clay blocks, bricks and rooftiles
	Patoka Industries Limited Sp. z o.o.*	99.19	Clay brick manufacturer
	Building Products
	Termo Organika Sp. z o.o.	100	EPS insulation
Romania	Concrete
	Elpreco SA	100	Architectural products
	Ergon Concrete International	100	Structural products
Slovakia	Concrete
	Premac spol. s.r.o.	100	Concrete paving and floor elements
	Ferrobeton Slovakia, s.r.o.	100	Precast concrete structural elements
Spain	Building Products
	Plakabeton S.L.U.	100	Accessories for construction and precast concrete
Sweden	Building Products
	ThermiSol AB	100	EPS insulation
	TUVAN-stängsel AB	100	Security fencing
Switzerland	Concrete Products
	Element AG	100	Prefabricated structural concrete elements
	Building Products
	U.C. Aschwanden Holding AG	100	Construction accessories
	Distribution
	BR Bauhandel AG (trading as BauBedarf and Richner)	100	Builders merchants, sanitary ware and ceramic tiles
	CRH Gétaz Holding AG (trading as Gétaz Romang and Miauton)	100	Builders merchants
	Regusci S.A. (trading as Regusci and Reco)	100	Builders merchants

118 CRH

Incorporated and operating in		% held	Products and services

Europe Products & Distribution continued

Italy	Building Products
	Plaka Group S.R.L.	100	Construction accessories
Netherlands	Concrete Products
	Alvon Bouwsystemen B.V.	100	Precast concrete structural elements
	Calduran Kalkzandsteen B.V.	100	Sand-lime bricks and building elements
	Dycore B.V.	100	Concrete flooring elements
	Jonker Beton B.V.	100	Concrete paving products
	Heembeton B.V.	100	Precast concrete structural elements
	Struyk Verwo Groep B.V.	100	Concrete paving products
	Clay Products
	Kleiwarenfabriek Buggenum B.V.	100	Clay brick manufacturer
	Kleiwarenfabriek Beek B.V.	100	Clay brick manufacturer
	B.V. Kleiwarenfabriek Joosten	100	Clay brick manufacturer
	Kleiwarenfabriek Joosten Wessem B.V.	100	Clay brick manufacturer
	Kooy Baksteencentrum B.V.	100	Clay brick distributor
	Steenfabriek Nuth B.V.	100	Clay brick manufacturer
	Building Products
	Arfman Hekwerk B.V.	100	Producer and installer of fauna and railway fencing solutions
	Aluminium Verkoop Zuid B.V.	100	Roller shutter and awning systems
	BIK Bouwprodukten B.V.	100	Domelights and continuous rooflights
	Brakel Atmos B.V.	100	Glass roof structures, continuous rooflights and ventilation systems
	EcoTherm B.V.	100	PUR/PIR insulation
	Heras Nederland B.V.	100	Security fencing and perimeter protection
	Mavotrans B.V.	100	Construction accessories
	Unidek Group B.V.	100	EPS insulation
	Unipol B.V.	100	EPS granulates
	Vaculux B.V.	100	Domelights
	Distribution
	CRH Bouwmaterialenhandel B.V.	100	Holding company
	CRH Roofing Materials B.V.	100	Roofing materials merchant
	N.V.B. Bouwstoffen B.V.	100	Builders merchants
	Stoel van Klaveren Bouwstoffen B.V.	100	Builders merchants
	Van Neerbos Bouwmarkten B.V.	100	DIY stores
	CRH Bouwmaten B.V.	100	Cash & Carry building materials
	Van Neerbos Bouwmaterialen B.V.	100	Builders merchants
Norway	Building Products
	Halfen-Frimeda AS	100	Construction accessories

CRH 117

Principal Subsidiary Undertakings continued

Incorporated and operating in		% held	Products and services

Europe Products & Distribution continued

Denmark	Concrete Products
	Betongruppen RBR A/S	100	Paving manufacturer
	CRH Concrete A/S	100	Structural products
	Building Products
	ThermiSol Denmark A/S	100	EPS insulation
Finland	Building Products
	ThermiSol Oy	100	EPS insulation
France	Concrete Products
	Béton Moulé Industriel S.A.	99.95	Precast concrete products
	Cinor S.A.S.	100	Structural products
	Stradal S.A.S.	100	Landscape, utility and infrastructural concrete products
	Building Products
	Ste. Heda S.A.	100	Security fencing
	Heras Clôture S.A.R.L.	100	Temporary fencing
	Plakabeton France S.A.	100	Construction accessories
	Distribution
	CRH Ile de France Distribution S.A.S.	100	Builders merchants
Germany	Concrete Products
	EHL AG	100	Concrete paving and landscape walling products
	Rhebau Rheinische Beton und Bauindustrie GmbH & Co. KG	100	Water treatment and sewerage products
	Clay Products
	CRH Clay Solutions GmbH	100	Clay brick, pavers and rooftiles
	Building Products
	Adronit GmbH	100	Security fencing and access control
	EcoTherm GmbH	100	PUR/PIR insulation
	Gefinex Gesellschaft für Innovative Extrusionprodukte GmbH	100	XPE insulation
	Greschalux GmbH	100	Domelights and ventilation systems
	Hammerl GmbH & Co. KG	100	Construction accessories
	Halfen GmbH	100	Metal construction accessories
	Heras SKS GmbH	100	Security fencing
	Jet Brakel Aero GmbH	100	Rooflights, glass roof structures and ventilation systems
	JET-Tageslicht & RWA GmbH	100	Domelights, ventilation systems and continuous rooflights
	Magnetic Autocontrol GmbH	100	Vehicle and pedestrian access control systems
	Syncotec Inmobilien GmbH	100	Construction accessories
	Unidek Gefinex GmbH	100	EPS insulation
	Distribution
	Bauking Aktiengesellschaft	98.25	Builders merchants, DIY stores
	Paulsen & Bräuninger GmbH	100	Sanitary ware, heating and plumbing
Hungary	Concrete Products
	Ferrobeton Zrt.	100	Precast concrete structural elements
Ireland	Concrete Products
	Concrete Stair Systems Limited	100	Precast concrete products
	Building Products
	Aerobord Limited	100	EPS insulation and packaging
	Construction Accessories Limited	100	Metal and plastic construction accessories

116 CRH

Incorporated and operating in		% held	Products and services

Europe Products & Distribution

Austria	Distribution
	Quester Baustoffhandel GmbH	100	Builders merchants
Belgium	Concrete Products
	Douterloigne N.V.	100	Concrete floor elements, pavers and blocks
	Ergon N.V.	100	Precast concrete structural elements
	Marlux Klaps N.V.	100	Concrete paving, sewerage and water treatment
	MBI Beton B.V.	100	Architectural products
	Oeterbeton N.V.	100	Precast concrete
	Olivier Betonfabriek N.V.	100	Architectural products
	Prefaco N.V.	100	Precast concrete structural elements
	Remacle S.A.	100	Precast concrete products
	Schelfhout N.V.	100	Precast concrete wall elements
	Clay Products
	J. De Saegher Steenhandel N.V.	100	Clay brick distributor
	Building Products
	Plakabeton N.V.	100	Construction accessories
	Portal S.A.	100	Glass roof structures
	Distribution
	Van Neerbos België N.V.	100	DIY stores
	Sax Sanitar N.V.	75	Sanitary ware, heating and plumbing
Britain & Northern	Concrete Products
Ireland	Forticrete Limited	100	Concrete masonry products and rooftiles
	Supreme Concrete Limited	100	Concrete fencing, lintels and floorbeams
	Clay Products
	Ibstock Brick Limited	100	Clay brick manufacturer
	Kevington Building Products Limited	100	Specialist brick fabricator
	Manchester Brick and Precast Limited	100	Brick-clad precast components
	Trinity Bricks Limited	100	Clay brick distributor
	Building Products
	Airvent Systems (Services) Limited	100	Smoke ventilation systems and services
	Ancon Limited	100	Construction accessories
	Broughton Controls Limited	100	Access control systems
	Cox Building Products Limited	100	Domelights, ventilation systems and continuous rooflights
	CRH Fencing Limited	100	Security fencing
	EcoTherm Insulations Limited	100	PUR/PIR insulation
	FCA Wholesalers Limited	100	Construction accessories
	Geoquip Limited	100	Perimeter intrusion detection systems
	Springvale EPS Limited	100	EPS insulation and packaging
	TangoRail Limited	100	Non-welded railing systems
	West Midland Fencing Limited	100	Security fencing

CRH 115

Principal Joint Venture Undertakings as at 31 December 2010

Incorporated and operating in		% held	Products and services

Europe Materials

India	My Home Industries Limited	50	Cement
Ireland	Kemek Limited *	50	Commercial explosives
Portugal	Secil-Companhia Geral de Cal e Cimento, S.A.*	48.99	Cement, aggregates, concrete products, mortar and readymixed concrete
Turkey	Denizli Çimento Sanayii T.A.Ş.	50	Cement and readymixed concrete

Europe Products & Distribution

Belgium	Building Products
	Jackon Insulation N.V.	49	XPS insulation
Germany	Building Products
	Jackon Insulation GmbH *	49.20	XPS insulation
France	Distribution
	Doras S.A. *	57.85	Builders merchants
Ireland	Building Products
	Williaam Cox Ireland Limited	50	Glass construction, continuous rooflights and ventilation systems
Netherlands	Distribution
	Bouwmaterialenhandel de Schelde B.V.	50	DIY stores
Portugal	Distribution
	Modelo Distribuição de Materials de	50	Cash & Carry building materials
	Construção S.A. *

Americas Materials

United States	American Cement Company, LLC *	50	Cement
	Boxley Aggregates of West Virginia, LLC *	50	Aggregates
	Cadillac Asphalt, LLC *	50	Asphalt

Principal Associated Undertakings as at 31 December 2010

Incorporated and operating in		% held	Products and services

Europe Materials

China	Jilin Yatai Group Building Materials Investment Company Limited *	26	Cement
Israel	Mashav Initiating and Development Limited	25	Cement
Spain	Corporación Uniland S.A.*	26.30	Cement, aggregates, readymixed concrete and mortar

Europe Products & Distribution

France	Distribution
	Samse S.A.*	21.13	Builders merchants and DIY stores
	Melin Trialis S.A.S.*	35.02	Builders merchants
Netherlands	Distribution
	Intergamma B.V.	48.57	DIY franchisor

Americas Materials

United States	Buckeye Ready Mix, LLC *	45	Readymixed concrete

*	Audited by firms other than Ernst & Young

Pursuant to Section 16 of the Companies Act, 1986, a full list of subsidiaries, joint ventures and associate undertakings will be annexed to the Company’s Annual Return to be filed in the Companies Registration Office in the Republic of Ireland.

CRH 121